SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant:    ☒
Filed by a Party other than the Registrant:    ☐

Check the appropriate box:

☐ Preliminary	Proxy Statement ☐ Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2)) ☒ Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

RED HAT, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No	fee required.
☐ Fee	computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title	of each class of securities to which transaction applies:

(2) Aggregate	number of securities to which transaction applies:

(3) Per	unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed	maximum aggregate value of transaction:

(5) Total	fee paid:

☐ Fee	paid previously with preliminary materials.

☐ Check
box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

(1) Amount	Previously Paid:

(2) Form,	Schedule or Registration Statement no.:

(3) Filing	Party:

(4) Date	Filed:

RED HAT, INC.
1801 Varsity Drive
Raleigh, North Carolina 27606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 25, 2002

The Annual Meeting of Stockholders of Red Hat, Inc. (the “Company”) will be held at the Company’s headquarters, 1801 Varsity Drive, Raleigh, North Carolina, on Thursday, July 25, 2002, 10:00 a.m. local time, to consider and act upon each of the following matters:

1.	To elect two members to the Board of Directors to serve for a three-year term as Class III Directors;
2.	To ratify the selection of the firm of PricewaterhouseCoopers LLP as auditors for the fiscal year ending February 28, 2003; and
3.	To transact such other business as may properly come before the meeting and any adjournments thereof.

The foregoing items of business are more fully described in the attached Proxy Statement. Only stockholders of record at the close of business on June 3, 2002, the record date, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company’s headquarters, 1801 Varsity Drive, Raleigh, North Carolina, during ordinary business hours for the ten-day period prior to the Annual Meeting.

By Order of the Board of Directors

Mark H. Webbink
Secretary

Raleigh, North Carolina

June 21, 2002

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

RED HAT, INC.
1801 Varsity Drive
Raleigh, North Carolina 27606

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 25, 2002

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Red Hat, Inc. (“Red Hat” or the “Company”) for use at the Annual Meeting of Stockholders to be held at the Company headquarters, 1801 Varsity Drive, Raleigh, North Carolina on Thursday, July 25, 2002 at 10:00 a.m. and at any adjournments thereof (the “Annual Meeting”). All proxies will be voted in accordance with the stockholder’s instructions, and if no choice is specified, the enclosed proxy card (or any signed and dated copy thereof) will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by: (i) delivering written revocation or a later dated proxy to the President or Secretary of the Company; or (ii) attending the Annual Meeting and voting in person.

Only stockholders of record as of the close of business on June 3, 2002, the record date fixed by the Board of Directors, will be entitled to vote at the Annual Meeting and at any adjournments thereof. As of June 3, 2002, there were an aggregate of 169,891,464 shares of common stock, par value $.0001 per share (“Common Stock”), of the Company outstanding and entitled to vote. Each share is entitled to one vote.

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter upon which a vote may properly be taken should be presented at the Annual Meeting, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

The Company’s Annual Report on Form 10-K containing financial statements for the fiscal year ended February 28, 2002 is being mailed together with this Proxy Statement to all stockholders entitled to vote. It is anticipated that this proxy statement and the accompanying proxy will be first mailed to stockholders on or about June 21, 2002.

VOTING PROCEDURES

The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions, are counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting.

Election of Directors.    Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The two nominees receiving the highest number of affirmative votes of the shares present or represented and voting on the election of directors at the Annual Meeting will be elected as Class III Directors for a three-year term. Shares represented by proxies received by the Board of Directors and not so marked as to withhold authority to vote for the nominee will be voted for the election of the nominee. If a stockholder properly withholds authority to vote for the nominee, such stockholder’s shares will not be counted toward the nominee’s achievement of a plurality.

Other Matters.    The affirmative vote of the majority of shares present, in person or represented by proxy, and voting is required for approval for all other matters being submitted to the stockholders at the Annual Meeting. Abstentions are not considered to have been voted for such matters and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares from which the majority is calculated. If any matter not discussed in this Proxy Statement should be presented at the Annual Meeting and for which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

ELECTION OF DIRECTORS

Pursuant to the Company’s certificate of incorporation, the Board of Directors of the Company is divided into three classes. There are two directors currently serving in each of Class I, Class II and Class III. Each director serves for a three-year term, with one class of directors being elected at each Annual Meeting. The Class III Directors’ term will expire at this Annual Meeting. All directors will hold office until their successors have been duly elected and qualified. F. Selby Wellman and Dr. Marye Anne Fox currently serve as the Class I Directors; Eugene J. McDonald and Matthew J. Szulik currently serve as Class II Directors; and Robert F. Young and William S. Kaiser currently serve as Class III Directors. Eric Hahn, who served as a Class I Director since prior to the Company’s initial public offering, resigned from the board in May 2002 in order to serve as a technical consultant to the Company.

The nominees for Class III Director are Robert F. Young and William S. Kaiser, both of whom currently serve as Class III Directors of the Company. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for these nominees will be voted for their election. The Board of Directors knows of no reason why these nominees should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of some other person, or for fixing the number of directors at a lesser number.

Board of Directors Meetings and Committees

The Board of Directors of the Company held 13 meetings during the fiscal year ended February 28, 2002. During fiscal 2002, each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of all committees of the Board of Directors on which he or she then served. The Company has standing compensation, audit, and nomination/corporate governance committees. The compensation committee, of which Messrs. Wellman, Kaiser and McDonald are members, determines the compensation of the Company’s senior management and administers the Company’s stock option and stock purchase plans. The compensation committee held four meetings during fiscal 2002. The audit committee, of which Messrs. Wellman, Kaiser and McDonald are members, oversees financial results and internal controls of the Company, including matters relating to the appointment and activities of the Company’s independent auditors. The audit committee held five meetings during fiscal 2002. The nominating/corporate governance committee, of which Messrs. Wellman, Kaiser and McDonald are members, nominates candidates for the Board of Directors and oversees other matters dealing with corporate governance The nominating/corporate governance committee held two meetings during fiscal 2002. The nominating/corporate governance committee does not consider nominees recommended by stockholders of the Company.

Compensation of Directors

Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and for meetings of any committees of the Board of Directors on which they serve. Directors are also eligible to participate in Red Hat’s 1999 Stock Option and Incentive Plan. Upon initial election or appointment to the Board of Directors, a new non-employee director is granted a non-qualified option to purchase 40,000 shares of common stock at a price equal to fair market value on the date of grant. This option vests 33 1/3% one year from grant date and 8 1/3% at the end of each three-month period thereafter. Upon re-

election, a non-employee director is granted a non-qualified option to purchase 20,000 shares of common stock at a price equal to fair market value on the date of grant. This option vests 33 1/3% one year from the date of re-election and 8 1/3% at the end of each three-month period thereafter. In addition, upon completion of each year of a non-employee director’s tenure, the director is granted a non-qualified option to purchase 10,000 shares of common stock at a price equal to fair market value on the date of grant. This option is fully vested upon grant. The following table sets forth the options granted to non-employee directors during the fiscal year ended February 28, 2002.

OPTION GRANTS TO NON-EMPLOYEE DIRECTORS IN LAST FISCAL YEAR

Name	Type of Grant	No. of Shares	Exercise Price
Eugene J. McDonald	Re-election	20,000	$4.02
William S. Kaiser	Annual	10,000	$3.50
Eric Hahn	Annual	10,000	$4.02
F. Selby Wellman	Annual	10,000	$7.96
Marye Anne Fox	Initial	40,000	$8.00

Directors and Executive Officers

The following table sets forth for each Class I Director, each Class II Director, each Class III Director and the executive officers of the Company, their ages and present positions with the Company as of the date of the Annual Meeting:

Name	Age	Position
Matthew J. Szulik (1)	45	Chairman of the Board of Directors, President, Chief Executive Officer (Class II Director)
Timothy J. Buckley (1)	51	Executive Vice President and Chief Operating Officer
Kevin B. Thompson (1)	37	Executive Vice President, Chief Financial Officer and Treasurer
Paul J. Cormier (1)	45	Executive Vice President—Engineering
Mark H. Webbink (1)	51	Senior Vice President, General Counsel and Secretary
Michael Tiemann (1)	37	Chief Technology Officer
F. Selby Wellman (2)(3)(4)	60	Class I Director
Marye Anne Fox	54	Class I Director
Eugene J. McDonald (2)(3)(4)	70	Class II Director
William S. Kaiser (2)(3)(4)	46	Class III Director
Robert F. Young	47	Class III Director

(1)
Officers of the Company are elected annually by the Board of Directors and serve until the next Annual Meeting of the Board of Directors and until their respective successors are elected and qualified or until their earlier resignation or removal.

(2)	Member of Compensation Committee.
(3)	Member of Audit Committee.
(4)	Member of Nominating/Corporate Governance Committee.

Executive Officers

Matthew J. Szulik was elected Chairman of the Board of Directors in April 2002, and he has served as Chief Executive Officer since November 1999, as President since November 1998 and as a director since April

1999. Mr. Szulik also served as Chief Operating Officer from November 1998 to April 1999. From September 1997 to October 1998, Mr. Szulik served as President of Relativity Technologies, a computer software company. Prior to joining Relativity Technologies, Mr. Szulik served as an executive with Sapiens International and MapInfo Corp. Mr. Szulik is also a director of Tibco Software Inc. (NASDAQ:TIBX).

Timothy J. Buckley has served as Executive Vice President since February 2001 and Chief Operating Officer since April 1999. Mr. Buckley also served as Senior Vice President from April 1999 to February 2001. From October 1997 until April 1999, Mr. Buckley was Senior Vice President of Worldwide Sales at Visio Corp., a business software company. Mr. Buckley joined Visio Corp. in November 1993 and served as its Vice President of Worldwide Sales until his promotion in October 1997.

Kevin B. Thompson has served as Executive Vice President since February 2001 and Chief Financial Officer since November 2000. From November 2000 to February 2001, Mr. Thompson served as Senior Vice President. From September 2000 to November 2000, Mr. Thompson served as Vice President—Operations. From June 2000 until September 2000, Mr. Thompson was a Technology Partner with the international accounting firm of PricewaterhouseCoopers, LLP. Mr. Thompson joined PricewaterhouseCoopers in January 1998. From May 1988 to January 1998, Mr. Thompson with the international accounting firm of Andersen, LLP, formerly known as Arthur Andersen where he last served as a Senior Manager. Mr. Thompson is a certified public accountant.

Paul J. Cormier has served as Executive Vice President—Engineering since May 2001. From March 1999 to May 2001, Mr. Cormier served as Senior Vice President, Research and Development at BindView Development Corporation, a network management software company. From June 1998 to March 1999, Mr. Cormier served as Chief Technology Officer for Netect Internet Software Company, a network security vendor. From January 1996 to June 1998, Mr. Cormier served as Director of Engineering, Internet Security and Collaboration Product and then Senior Director of Software Product Development, Internet Security Products for AltaVista Internet Software, a web portal and internet services company.

Mark H. Webbink has served as Senior Vice President since February 2001, Secretary since July 2000, and General Counsel since May 2000. From September 1994 to April 2000, Mr. Webbink was an attorney with the law firm of Moore & Van Allen PLLC where he practiced in the areas of licensing, intellectual property transactions, general corporate and trademarks, representing numerous technology companies.

Michael Tiemann has served as Chief Technology Officer since January 2000. Prior to joining Red Hat, he was a co-founder of Cygnus Solutions in 1989, and held various positions with Cygnus Solutions, including President, Director of Business Development and Director of Technical Marketing.

Directors

Robert F. Young co-founded Red Hat and has served as a director since its inception. Mr. Young served as Chairman of the Board of Directors from November 1998 to April 2002. From November 1998 to November 1999, he served as Chief Executive Officer of the Company. Mr. Young is also a director of Tucows, Inc. (NASDAQ:TCOW).

Eugene J. McDonald has served as Director of Red Hat since August 2000. Mr. McDonald is Executive Vice President, Duke University, and also serves as Principal and Chief Investment Officer of Quellos Private Capital Markets, LLC. He served as Founding President of Duke Management Company, the asset management division of Duke University from 1990 to 2000. Mr. McDonald has held several positions at Duke University since he joined in 1977 as University Counsel and Vice President. For the last six years with the university, Mr. McDonald served as Executive Vice President, discharging the responsibilities of Chief Financial Officer and Chief Non-Academic Administrative Officer. He currently serves as a director of National Commerce

Financial Corporation (NYSE:NCF), Incara Pharmaceuticals Corporation (NASDAQ:INCR), and on the boards of Deutche Banks’ Flag Investors Funds and Key Bank’s Victory Funds.

F. Selby Wellman has served as a director since January 2001. Mr. Wellman, who is presently retired, served as Senior Vice President and General Manager of the InterWorks Business Division of Cisco Systems, Inc. from June 1997 to August 2000. Mr. Wellman also served as corporate site executive for Cisco’s Research Triangle Park, North Carolina facility. During Mr. Wellman’s tenure with Cisco, which began in March 1995, Mr. Wellman also served as a Senior Vice President and senior executive for corporate marketing.

Marye Anne Fox has served as a director since January 2002. Dr. Fox is Chancellor of North Carolina State University and has served in that capacity since August 1998. Prior to joining North Carolina State University, Dr. Fox served as the Vice President for Research at the University of Texas at Austin, where she also held the M. June and J. Virgil Waggoner Regents Chair in Chemistry, positions she held from 1994 and 1992, respectively. Dr. Fox is an elected member of the National Academy of Sciences and currently serves on the President’s Council of Advisors on Science and Technology and as board chair of the Microelectronics Center of North Carolina. Dr. Fox is also a director of W.R. Grace & Co. (NYSE:GRA) and Boston Scientific Corporation (NYSE:BSX).

William S. Kaiser has served as a director since September 1998. Mr. Kaiser has been employed by Greylock Management Corporation, a venture capital firm, since May 1986 and has been a general partner of the Greylock Limited Partnerships since January 1988. Mr. Kaiser is also a director of Student Advantage, Inc. (NASDAQ:STAD).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 2001, Kevin B. Thompson received a $200,000 relocation advance in connection with his employment by the Company. The advance is non-interest bearing and is forgiven (a) ratably over four years provided Mr. Thompson remains in the employment of the Company or (b) immediately upon any termination of Mr. Thompson’s employment without cause. During the last fiscal year, $50,000 of this advance was forgiven.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of May 1, 2002 (unless otherwise indicated), certain information regarding beneficial ownership of the Company’s common stock (i) by each person who is known to beneficially own 5% of the outstanding common stock, (ii) by each director of the Company, (iii) by each executive officer named in the Summary Compensation Table on page 8, and (iv) by all directors and executive officers of the Company as a group.

Name and Address (1)	Title(s)	Amount and Nature of Beneficial Ownership (2) (3)	Percent of Common Stock Outstanding
Frank Batten, Jr. (4) c/o Landmark Communications 150 W. Brambleton Avenue Norfolk, VA 23510-2075	5% Beneficial Owner	21,626,228	11.9

FMR Corporation (5) 82 Devonshire St. Boston, MA 02109	5% Beneficial Owner	18,754,186	10.3

Robert F. Young (6)	Director and 5% Beneficial Owner	114,482,732	8.0

Matthew Szulik (7)	Chairman of the Board, President, and Chief Executive Officer	7,525,142	4.2

Timothy J. Buckley (8)	Executive Vice President and Chief Operating Officer	3,489,539	1.9

William S. Kaiser (9)	Director	751,011	*

Howard A. Jacobson (10)	Vice President	158,749	*

Kevin B. Thompson (11)	Executive Vice President, Chief Financial Officer and Treasurer	140,625	*

Paul J. Cormier (12)	Executive Vice President—Engineering	106,250	*

Mark H. Webbink (13)	Senior Vice President, General Counsel, and Secretary	46,490	*

F. Selby Wellman (14)	Director	26,000	*

Eugene J. McDonald (15)	Director	23,333	*

All executive officers and directors as a group (10 persons) (16)		26,749,871	14.7

*	Less than one percent of the outstanding common stock.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Red Hat, Inc., 1801 Varsity Drive, Raleigh, North Carolina 27606.
(2)
The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below and subject to community property laws, if applicable.

(3)	The inclusion herein of any shares of common stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.
(4)	Includes 1,785,753 shares held of record by the 1988 Batten Trust and 19,840,475 shares held of record by the 1998 Frank Batten, Jr. Grantor Annuity Trust.
(5)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on March 11, 2002.
(6)
Includes 5,003,215 shares held of record by Nancy Young, Mr. Young’s wife, 471,576 held by the Nancy R. Young GRAT dated April 28, 1999, 338,502 shares held of record by the Young Family Trust dated April 28, 1999 and 2,399,220 shares held of record by trusts for the benefit of Mr. Young’s children. Mr. Young disclaims beneficial ownership of these shares. Also includes 471,576 shares held of record by the Robert F. Young GRAT dated April 28, 1999.

(7)
Includes 72,000 shares held of record by trusts for the benefit of Mr. Szulik’s children. Mr. Szulik disclaims beneficial ownership of these shares. Also includes 44,150 shares held of record by the Matthew J. Szulik GRAT dated May 26, 1999. Also includes 4,095,139 shares of common stock issuable upon exercise of stock options and 500,000 shares of common stock issuable upon exercise of restricted stock purchase rights.

(8)	Includes 2,817,239 shares of common stock issuable upon exercise of stock options.
(9)	Includes 51,666 shares of common stock issuable upon exercise of stock options.
(10)	Includes 158,749 shares of common stock issuable upon exercise of stock options.
(11)	Includes 140,625 shares of common stock issuable upon exercise of stock options.
(12)	Includes 106,250 shares of common stock issuable upon exercise of stock options.
(13)	Includes 45,310 shares of common stock issuable upon exercise of stock options.
(14)	Includes 25,000 shares of common stock issuable upon exercise of stock options.
(15)	Includes 23,333 shares of common stock issuable upon exercise of stock options.
(16)	Includes 7,295,811 shares of common stock issuable upon exercise of stock options and 500,000 shares of common stock issuable upon exercise of restricted stock purchase rights.

COMPENSATION AND OTHER INFORMATION
CONCERNING EXECUTIVE OFFICERS

Executive Compensation Summary

The following table sets forth the annual and long-term compensation for each of the past three fiscal years of each of (i) the Company’s Chief Executive Officer, (ii) each of the Company’s four most highly compensated executive officers who were serving as of February 28, 2002 and whose annual compensation exceeded $100,000, and (iii) one former executive officer (collectively, the “Named Officers”).

SUMMARY COMPENSATION TABLE

	Annual Compensation (1)			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (2)	Restricted Stock Awards $	Securities Underlying Options (#)	All Other Compensation
Matthew J. Szulik, President and Chief Executive Officer	2002 2001 2000	350,000 233,771 170,207	72,500 152,312 100,000	3,860,000	1,000,000 1,000,000	— — —

Timothy J. Buckley, Executive Vice President and Chief Operating Officer	2002 2001 2000	250,000 188,333 133,751	30,000 226,875 —	— — —	— 200,000 4,117,240	— 38,087 —	(3)

Kevin B. Thompson, Executive Vice President, Chief Financial Officer and Treasurer	2002 2001	250,000 93,625	55,567 49,063	— —	500,000 350,000	42,546 29,167	(3) (3)

Paul J. Cormier, Executive Vice President—Engineering	2002	225,112	10,000	—	425,000	—

Mark H. Webbink, Senior Vice President, General Counsel and Secretary	2002 2001	185,000 110,518	25,875 35,938	— —	225,000 100,000	— —

Howard A. Jacobson, Vice President (4)	2002 2001	190,833 129,875	133,525 146,375	— —	250,000 200,000	— —

(1)	Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.
(2)	Bonuses are reported in the year earned, even if actually paid in a subsequent year.
(3)	Relocation compensation.
(4)	Mr. Jacobson, who previously served as an executive officer of the Company, was no longer serving in that capacity as of February 28, 2002.

Option Grants in Last Fiscal Year

The following table sets forth information regarding grants of stock options during the fiscal year-ended February 28, 2002 to the Named Officers.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants (1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year(2)	Exercise or Base Price ($/Sh)	Expiration Date	5%($)	10%($)
Matthew J. Szulik	1,000,000	8.7	4.36	6/27/12	2,741,981	6,948,717

Kevin B. Thompson	500,000	4.3	3.73	8/22/12	1,172,888	2,972,330

Paul J. Cormier	425,000	3.7	6.00	5/23/12	1,603,681	4,064,043

Mark H. Webbink	225,000	2.0	3.73	8/22/12	527,800	1,337,548

Howard A. Jacobson	250,000	2.2	3.73	8/22/12	586,444	1,486,165

(1)	Stock options were granted under the Company’s 1999 Stock Option and Incentive Plan at an exercise price equal to the fair market value of the Company’s common stock on the date of grant.
(2)	Represents all options granted to the individual during fiscal 2002 as a percentage of all options granted to employees during fiscal 2002.
(3)
Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the market value of the Company’s common stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company’s estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of such exercise and the future performance of the Company’s common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

Option Exercises and Fiscal Year-End Values

The following table sets forth information with respect to options to purchase Common Stock granted to the Named Officers, including (i) the number of shares of Common Stock purchased upon exercise of options in the fiscal year ended February 28, 2002; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at February 28, 2002; and (iv) the value of such unexercised options at February 28, 2002.

AGGREGATED OPTION EXERCISES IN LAST FISCAL
YEAR AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#) (1)	Value Realized ($)	Number of Securities Underlying Unexercised Options at February 28, 2002 (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at February 28, 2002 ($) (2) Exercisable/Unexercisable
Matthew J. Szulik	0	0	4,095,139 / 1,250,001	$19,361,211 / $1,147500

Timothy J. Buckley	0	0	2,817,239 / 100,001	$13,870,831 / $0

Kevin B. Thompson	0	0	140,625 / 709,375	$0 / $1,080,000

Howard A. Jacobson	10,000	75,673	158,749 / 356,251	$368,924 / $540,000

Mark H. Webbink	0	0	45,310 / 279,690	$0 / $486,000

Paul J. Cormier	0	0	106,250 / 318,750	$0 / $0

(1)
Amounts disclosed in this column do not reflect amounts actually received by the Named Officers but are calculated based on the difference between the fair market value of the Company’s common stock on the date of exercise and the exercise price of the options. The Named Officers will receive cash only if and when they sell the common stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of the Company’s common stock at the time of such sale.

(2)
Value is based on the difference between the option exercise price and the fair market value at February 28, 2002, the fiscal year-end ($5.89 per share as quoted on the Nasdaq National Market), multiplied by the number of shares underlying the option.

EXECUTIVE EMPLOYMENT ARRANGEMENTS

Matthew J. Szulik, Red Hat’s Chief Executive Officer and President, is a party to an incentive stock option agreement and a non-qualified stock option agreement, which provide for the lapsing in full of Red Hat’s repurchase right as to any unvested option shares upon the termination of his employment, either by Red Hat’s successor without cause or by Mr. Szulik for good reason, following a change in control of Red Hat. Mr. Szulik is also a party to a resticted stock purchase agreement, which provides for the forfeiture of purchase rights and/or Red Hat’s repurchase right as to any purchased but unvested shares upon his voluntary termination of employment.

Timothy J. Buckley, Red Hat’s Executive Vice President and Chief Operating Officer, is a party to an incentive stock option agreement and a non-qualified stock option agreement, which provides for the lapsing in full of Red Hat’s repurchase right as to any unvested option shares upon the termination of his employment, either by Red Hat’s successor without cause or by Mr. Buckley for good reason, following a change in control of Red Hat.

Kevin B. Thompson is obligated to the Company for $120,833 remaining on a $200,000 relocation advance. The advance is non-interest bearing and is forgiven (a) ratably over four years provided Mr. Thompson remains in the employment of the Company or (b) immediately upon any termination of Mr. Thompson’s employment without cause.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation committee of the Board of Directors is currently composed of F. Selby Wellman, William S. Kaiser and Eugene J. McDonald, none of whom is currently an officer or employee of the Company. Mr. Wellman serves as chairman of the committee. Pursuant to the authority delegated by the Board of Directors, the compensation committee is responsible for (i) establishing and administering the base salaries and cash bonuses of the Company’s executive officers and (ii) administering and making recommendations and awards under the Company’s 1998 Stock Option Plan, as amended (the “1998 Plan”), 1999 Stock Option and Incentive Plan, as amended (the “1999 Plan”), and the 1999 Employee Stock Purchase Plan (the “1999 ESPP”).

The Company’s executive compensation programs are designed (i) to attract and retain experienced and well-qualified executives capable of leading the Company to meet its business objectives and (ii) to motivate them to enhance long-term stockholder value. In setting the compensation level for executive officers, the compensation committee is guided by the following considerations:

•
compensation levels should be competitive with compensation generally being paid to executives in the electronic commerce industry to ensure the Company’s ability to attract and retain superior executives;

•
each individual executive officer’s compensation should reflect the performance of the Company as a whole, the performance of the officer’s business unit, if applicable, and the performance of the executive officer; and

•
a significant portion of executive officer compensation should be paid in the form of equity-based incentives to link closely stockholder and executive interests and to encourage stock ownership by executive officers.

An executive’s total compensation package includes a cash salary and bonus determined by the compensation committee, long-term incentive compensation in the form of stock options and various benefits, including a 401(k) retirement plan and medical insurance plans that are available to all employees of the Company. Salaries of the Company’s Chief Executive Officer and the next four most highly compensated executives during fiscal 2002 are listed in the “Summary Compensation Table” found on page 8. The compensation committee reviews executive salaries at least once per year and, while it is not required to do so, it may in its discretion increase these salaries. The compensation committee attempts to keep the Company’s compensation programs competitive by comparing them with those of other local and national companies in the industry. The compensation committee also attempts to balance the compensation level for an individual executive against his or her specific job requirements, including the individual’s influence on obtaining corporate objectives.

Cash Compensation.    The compensation committee sets the annual salaries for individual executives by reviewing the salaries historically paid at the Company, the salaries paid by the Company’s competitors to persons holding comparable positions and compensation studies prepared by independent third parties. The compensation committee determines any increases in annual salaries and bonuses based on a comparison of the executive’s actual performance against his or her performance objectives, as well as on various subjective factors. The performance objectives for each executive depend on his or her area of responsibility and may include achievement of performance and financial objectives. Among the subjective factors considered by the compensation committee are the executive’s ability to provide leadership, to develop the Company’s business, to promote the Company’s image with its customers and stockholders and to manage the Company’s continuing growth.

Equity Compensation.    The Company’s equity compensation program is designed to (i) provide long-term incentives to executive officers, (ii) align compensation to creating long-term stockholder value, (iii) encourage executive officers to remain with the Company and promote the Company’s business, and (iv) provide executives with the opportunity to obtain significant, long-term stock ownership in the Company’s common stock.

The compensation committee has granted options to executive officers as the long-term incentive component of the executive officers’ total compensation package. The compensation committee generally grants options that become exercisable over a four-year period as a means of encouraging executives to remain with the Company and to promote its success. In fiscal 2002, the compensation committee only awarded the Company’s executives stock options with exercise prices equal to the fair market value of the Common Stock on the date of grant. As a result, executives will benefit from these stock option grants only to the extent that the price of the Company’s common stock increases.

In deciding whether to grant options and in determining the number of shares to be subject to such options, the compensation committee generally reviews the option holdings of each of the executive officers, including the number of unvested options and the then-current value of such unvested options. The number of options granted to certain of the most highly compensated executive officers of the Company in fiscal 2002 is set forth in the table captioned “Option Grants in Last Fiscal Year” found on page 9. The total options held by each of these executives at February 28, 2002 is set forth in the table captioned “Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values” found on page 10.

CEO Compensation.    Compensation during fiscal 2002 for Mr. Szulik was determined in accordance with the policies applicable to the other executive officers of the Company described above. The compensation committee believes that Mr. Szulik’s compensation was competitive with the compensation paid by other companies in its industry to their chief executive officers. The compensation committee determined Mr. Szulik’s compensation based upon the Company’s overall performance, the performance of his management team, the compensation paid by competing companies and the Company’s prospects, among other objective and subjective factors, including the achievement of performance targets in accordance with the Company’s executive compensation policies. The compensation committee does not find it practicable to quantify or assign relative weight to the factors on which the Chief Executive Officer’s compensation is based. Mr. Szulik’s annual compensation for the fiscal year ended February 28, 2002, including the restricted stock grant he received, is reflected in the table captioned “Summary Compensation Table” found on page 8. The compensation committee granted options to Mr. Szulik in fiscal 2002 as reflected in the table captioned “Option Grants in Last Fiscal Year” found on page 9. The total options held by Mr. Szulik at February 28, 2002 is set forth in the table captioned “Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values” found on page 10.

Tax Matters.    In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The compensation committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the compensation committee’s present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

Respectfully submitted,

THE COMPENSATION COMMITTEE

F. Selby Wellman
William S. Kaiser
Eugene J. McDonald

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Committee”) is currently composed of Eugene J. McDonald, William S. Kaiser and F. Selby Wellman, none of who is currently an officer or employee of the Company. Mr. McDonald serves as chairman of the Committee. Each of the Committee members has requisite experience in finance and accounting, each is independent within the definition of independence as set forth in Rule 4200(a)(15) of the National Association of Securities Dealers’ (“NASD”) listing standards as applicable and as modified or supplemented.

On April 26, 2000, the Board of Directors adopted a written charter for the Audit Committee. Pursuant to that charter, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•	discussed with the Company’s independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380), as modified or supplemented;

•
received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and discussed with the independent accountants the basis for their independence; and

•
based on the review and discussions referred to in paragraphs 1-3 above, recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Respectfully submitted,

THE AUDIT COMMITTEE

Eugene J. McDonald
William S. Kaiser
F. Selby Wellman

INDEPENDENT ACCOUNTANTS

Audit Fees

The aggregate fees billed by PricewaterhouseCoopers, LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended February 28, 2002 and the review of the Company’s quarterly financial statements during the fiscal year were $193,775.

All Other Fees

The aggregate fees billed by PricewaterhouseCoopers, LLP during the fiscal year ended February 28, 2002 for professional services rendered in the preparation of the Company’s tax returns and for other consulting services rendered in association with acquisitions, formation of new subsidiaries, and intercompany transactions with subsidiaries were $652,876. The audit committee considers the provisions of these services to be compatible with maintaining the principal accountant’s independence.

STOCK PERFORMANCE GRAPH

The following graph compares the yearly change in the cumulative total stockholder return on Red Hat’s Common Stock during the period from August 11, 1999, the date on which the Company’s stock commenced trading on the Nasdaq National Market, through February 28, 2002, with the cumulative total return on the Nasdaq Market Index as reported by Media General Financial Services and the MG Group Index for Internet software and services as reported by Media General Financial Services. The comparison assumes $100 was invested on August 11, 1999 in Red Hat’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

Notes:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
C.	The Index level for all series was set to 100.0 on August 11, 1999.
D.
This graph is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

E.
The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from the Media General Financial Services, Richmond, Virginia, a source management believes to be reliable, but the Company is not responsible for any errors or omissions in such information.

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Board of Directors has selected the firm of PricewaterhouseCoopers LLP, independent certified public accountants, to serve as auditors for the fiscal year ending February 28, 2003. It is expected that a member of the firm will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. Stockholder ratification of the Company’s independent public accountants is not required under Delaware law or under the Company’s Amended and Restated Certificate of Incorporation or its Amended and Restated By-Laws. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the fiscal year ending February 28, 2003, the Board of Directors will evaluate what would be in the best interests of the Company and its stockholders and consider whether to select new independent public accountants for the current fiscal year or whether to wait until the completion of the audit for the current fiscal year before changing independent public accountants.

The Board of Directors recommends a vote FOR ratification of this selection.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Company’s 2002 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than the close of business on February 11, 2003 (the one hundred twentieth (120th) day prior to the first anniversary of the date of this proxy statement) nor earlier than the close of business on January 19, 2003 (the one hundred fiftieth (150th) day prior to the first anniversary of the date of this proxy statement).

EXPENSES AND SOLICITATION

The Company will bear the entire cost of this proxy, including the preparation, printing and mailing of the Proxy Statement and the proxy. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy soliciting materials to such beneficial owners. In addition to solicitations by mail, certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended February 28, 2002 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended February 28, 2002, with the following exception(s): one Initial Statement of Beneficial Ownership of Securities on Form 3 was filed late for Marye Anne Fox and one Statement of Changes in Beneficial Ownership of Securities on Form 4 was filed late for Eugene J. McDonald.

RED HAT, INC.

Annual Meeting of Stockholders to be held on July 25, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Timothy J. Buckley and Kevin B. Thompson and each of them, with full power of substitution, as proxies to represent and vote all shares of stock of Red Hat, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on July 25, 2002, at 10:00 a.m. local time, at the Company’s headquarters, 1801 Varsity Drive, Raleigh, North Carolina, and at all adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated June 21, 2002, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors recommends a vote FOR the election of Robert F. Young and William S. Kaiser as Class III Directors and the ratification of the selection of PricewaterhouseCoopers LLP independent accountants.

SEE REVERSE SIDE

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF BOTH NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF THE SELECTION OF AUDITORS.

1.	To elect two members to the Board of Directors to serve for a three-year term as a Class II Director:
NOMINEES:    Robert F. Young               FOR                                         WITHHOLD
                          William S. Kaiser             FOR                                         WITHHOLD
2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s auditors for the year ending February 28, 2003.

FOR	AGAINST	ABSTAIN
3.	To transact such other business as may properly come before the meeting and any adjournment thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

Please sign exactly as name appears below. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A corporation or partnership must sign its full name by an authorized person.

            Signature of Stockholder

            Date:                                     , 2002

            Signature if held jointly

PLEASE COMPLETE, SIGN DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, OR OTHERWISE PROVIDE YOUR PROXY BY TELEPHONE OR THE INTERNET.

I/We will attend the meeting.  YES    ☐    NO    ☐